 As filed with the Securities and Exchange Commission on February 12, 2024

Registration No. 333-___

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

UNITED HOMES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-3460766
(State of incorporation)	(IRS Employer Identification No.)

917 Chapin Road

Chapin, South Carolina 29036

(Address, including zip code, of registrant’s principal executive offices)

United Homes Group, Inc. 2023 Equity Incentive Plan

(Full title of the plan)

Erin Reeves McGinnis

917 Chapin Road

Chapin, South Carolina 29036

Telephone: (844) 766-4663

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew Tucker

Nelson Mullins Riley & Scarborough LLP

101 Constitutional Avenue NW, Suite 900

Washington, D.C. 20001

(202) 689-2987

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

United Homes Group, Inc., a Delaware corporation (the “Registrant” or “Company”) is filing this registration statement with the Securities and Exchange Commission (the “Commission”) to register 1,934,246 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Shares”), issued or issuable pursuant to the United Homes Group, Inc. 2023 Equity Incentive Plan (the “2023 Plan”), which were added to the shares authorized for issuance under the 2023 Plan as of January 1, 2024, pursuant to an “evergreen” provision.

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of the Registrant’s Common Stock pursuant to the 2023 Plan. The documents containing the information specified in Part I will be delivered to the participants in the 2023 Plan as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 28, 2023;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above (except, with respect to each such filing, for portions of such reports which are deemed to be furnished and not filed); and

(c)	the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-271515), initially filed with the Commission on April 28, 2023 and declared effective on July 31, 2023, including any amendments or reports filed for the purpose of updating such description.

All documents filed, but not furnished, by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (except, with respect to each of the foregoing, for portions of such documents which are deemed to be furnished and not filed).

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation and bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”) provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant as officers or directors to the maximum extent permitted by applicable law.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s certificate of Certificate of Incorporation and Bylaws or otherwise as a matter of law.

The foregoing summaries are necessarily subject to the complete text of the applicable statute, the registrant’s Certificate of Incorporation and Bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of United Homes Group, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 5, 2023
4.2	Amended and Restated Bylaws of United Homes Group, Inc., incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on April 5, 2023
4.3	United Homes Group, Inc. 2023 Equity Incentive Plan, incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1 filed on April 28, 2023

5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP
23.1*	Consent of Marcum LLP, independent registered public accounting firm
23.2*	Consent of FORVIS, LLP, independent registered public accounting firm
23.3*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page hereto).
107*	Filing Fee Table

*       Filed herewith.

Item 9.	Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chapin, State of South Carolina, on February 12, 2024.

UNITED HOMES GROUP, INC.

By:	/s/ Michael Nieri
Michael Nieri
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith Feldman and Tom O’Grady, and each of them acting alone, with full power of substitution, such person’s true and lawful attorney-in-fact and agent for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to comply with the Securities Act of 1933 and any rules or regulations or requirements of the SEC in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

* * * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on the dates indicated below.

Signature	Capacity	Date

/s/ Michael Nieri	Chairman of the Board, Chief Executive Officer, and Director (Principal Executive Officer)	February 12, 2024
Michael Nieri

/s/ Keith Feldman	Chief Financial Officer (Principal Financial and Accounting Officer)	February 12, 2024
Keith Feldman

/s/ Tom O’Grady	Chief Administrative Officer and Director	February 12, 2024
Tom O’Grady

/s/ David Hamamoto	Director	February 12, 2024
David Hamamoto

/s/ Eric S. Bland	Director	February 12, 2024
Eric S. Bland

/s/ James P. Clements	Director	February 12, 2024
James P. Clements

/s/ Robert Dozier	Director	February 12, 2024
Robert Dozier

/s/ Jason Enoch	Director	February 12, 2024
Jason Enoch

/s/ Nikki R. Haley	Director	February 12, 2024
Nikki R. Haley

/s/ Alan Levine	Director	February 12, 2024
Alan Levine

/s/ Michael Bayles	Director	February 12, 2024
Michael Bayles

/s/ Robert Grove	Director	February 12, 2024
Robert Grove